EXHIBIT 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Vermilion Energy Inc.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/6/2026
Reporting Entity ESTMA Identification Number	E961953		◉ Original Submission ○Amended Report

Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E373536 Vermilion Resources

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Lars Glemser				Date	5/6/2026
Position Title	Vice President & Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Australia	Government of Australia		10,470,000		1,870,000					12,340,000	Australian Taxation Office - $11,130,000 National Offshore Petroleum Safety and Environmental Management Authority - $1,050,000 Payments made in AUD.
Ireland	Government of Ireland				1,690,000					1,690,000	Commission for Regulation of Utilities - $1,380,000 Department of Communications, Climate Action and Environment - $300,000 Payments made in EUR.
United States of America	County of Campbell, Wyoming			7,160,000						7,160,000	Campbell County Clerk - $7,160,000 Payments made in USD.
United States of America	State of Wyoming			6,630,000	100,000					6,730,000	State of Wyoming - Department of Revenue - $6,290,000 Wyoming State Lands and Investments - $380,000 Payments made in USD.
United States of America	Government of the United States of America			1,520,000						1,520,000	Office of Natural Resources Revenue - $1,520,000 Payments made in USD.
Croatia	Government of the Republic of Croatia			2,340,000	370,000					2,710,000	Croatian Hydrocarbon Agency - $2,340,000 Ministry of Finance - $370,000 Payments made in EUR.
Croatia	Municipality of Stari Jankovci			1,530,000	10,000					1,540,000	Municipality of Stari Jankovci - $1,540,000 Payments made in EUR.
Croatia	City of Vinkovci			1,360,000	10,000					1,370,000	City of Vinkovci - $1,370,000 Payments made in EUR.
Croatia	Municipality of Tompojevci			1,140,000	10,000					1,150,000	Municipality of Tompojevci - $1,150,000 Payments made in EUR.
Croatia	Municipality of Nuštar			940,000	10,000					950,000	Municipality of Nuštar - $950,000 Payments made in EUR.
Croatia	Municipality of Bogdanovci			910,000	10,000					920,000	Municipality of Bogdanovci - $920,000 Payments made in EUR.
Slovakia	Government of Slovakia				220,000					220,000	Ministry of the Environment - $220,000 Payments made in EUR.
Netherlands	Government of the Netherlands		28,770,000	10,000	4,050,000	56,830,000				89,660,000	Energie Beheer Nederland BV (EBN) - $56,830,000 Tax and Customs Administration - $32,430,000 Ministry of Economic Affairs - $410,000 Payments made in EUR.
Netherlands	Municipality of Waalwijk				660,000					660,000	Municipality of Waalwijk - $660,000 Payments made in EUR.
Netherlands	Municipality of Achtkarspelen				610,000					610,000	Municipality of Achtkarspelen - $610,000 Payments made in EUR.
Netherlands	Province of Friesland				250,000					250,000	Friesland Province - $250,000 Payments made in EUR.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Netherlands	Municipality of Harlingen				100,000					100,000	Municipality of Harlingen - $100,000 Payments made in EUR.
Germany	Government of Germany		66,010,000		100,000					66,110,000	Federal Central Tax Office - $34,480,000 Hannover North Tax Office - $31,560,000 Payments made in EUR.
Germany	City of Hannover		24,250,000							24,250,000	Payments made in EUR.
Germany	State of Lower Saxony			7,110,000	370,000					7,480,000	State Authority for Mining, Energy, and Geology - $7,480,000 Payments made in EUR.
Germany	Municipality of Wesendorf		7,310,000		90,000					7,400,000	Payments made in EUR.
Germany	City of Peine		2,130,000							2,130,000	Payments made in EUR.
Germany	Municipality of Rhauderfehn		620,000							620,000	Payments made in EUR.
Germany	Municipality of Edemissen		60,000		60,000					120,000	Payments made in EUR.
Canada	Government of Alberta			45,210,000	2,010,000					47,220,000

Provincial Treasurer of Alberta - $35,140,000

Alberta Department of Energy - $9,840,000

Alberta Department of Resource Development - $1,600,000

Alberta Boilers Safety Association - $290,000

Alberta Petroleum Marketing Commission - $210,000

Alberta Minister of Finance - $150,000

Royalties of $9,840,000 paid in-kind, the value of in-kind payments was determined using the prevailing commodity prices at the time of transfer

Canada	Government of Saskatchewan		3,820,000	14,640,000	440,000					18,900,000	Saskatchewan Ministry of the Economy - $14,270,000 Saskatchewan Minister of Finance - $4,580,000
Canada	Government of British Columbia			7,060,000	320,000					7,380,000	British Columbia Minister of Finance - $7,060,000 British Columbia Energy Regulator - $250,000
Canada	Yellowhead County				6,890,000					6,890,000	Yellowhead County - $6,890,000
Canada	Alberta Energy Regulator				6,440,000					6,440,000	Alberta Energy Regulator - $6,440,000
Canada	Clearwater County				2,090,000					2,090,000	Clearwater County - $2,090,000
Canada	Brazeau County				1,570,000					1,570,000	Brazeau County - $1,570,000
Canada	Rural Municipality of Antler No.61				1,070,000					1,070,000	Rural Municipality of Antler No. 61 - $1,070,000
Canada	Rural Municipality of Enniskillen No. 3				850,000					850,000	Rural Municipality of Enniskillen No.3 - $850,000
Canada	Rural Municipality of Souris Valley No. 7				710,000					710,000	Rural Municipality of Souris Valley No. 7 - $710,000
Canada	Rural Municipality of Lomond No. 37				540,000					540,000	Rural Municipality of Lomond No. 37 - $540,000
Canada	Government of Canada			410,000	10,000					420,000	Receiver General - $420,000
Canada	Rural Municipality of Coalfields No. 4				350,000					350,000	Rural Municipality of Coalfields No. 4 - $350,000
Canada	Red Deer County				350,000					350,000	Red Deer County - $350,000

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Vermilion Energy Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Rural Municipality of Moose Creek No. 33				340,000					340,000	Rural Municipality of Moose Creek No. 33 - $340,000
Canada	Saddle Hills County				310,000					310,000	Saddle Hills County - $310,000
Canada	City of Dawson Creek				230,000					230,000	City of Dawson Creek - $230,000
Canada	Rural Municipality of Laurier No. 38				190,000					190,000	Rural Municipality of Laurier No. 38 - $190,000
Canada	Rural Municipality of Kindersley No. 290				160,000					160,000	Rural Municipality of Kindersley No. 290 - $160,000
Canada	Rural Municipality of Pipestone				160,000					160,000	Rural Municipality of Pipestone - $160,000
Canada	Rural Municipality of Storthoaks No. 31				160,000					160,000	Rural Municipality of Storthoaks No. 31 - $160,000
Canada	Rural Municipality of Cymri No. 36			30,000	120,000					150,000	Rural Municipality of Cymri No. 36 - $150,000
Canada	Sturgeon County				140,000					140,000	Sturgeon County - $140,000
France	Government of France		9,360,000		880,000					10,240,000	Direction des Grandes Entreprises - $9,360,000 Tresor Public - $710,000 ATMO Nouvelle Aquitaine - $170,000 Payments made in EUR.
France	Department of Gironde			9,500,000	120,000					9,620,000	Direction Régionale des Finances Publiques (DRFIP) de Gironde - $9,620,000 Payments made in EUR.
France	Department of Seine et Marne			7,180,000						7,180,000	Tresorerie Generale de Seine et Marne - $7,180,000 Payments made in EUR.
France	Department of Landes			6,770,000						6,770,000	Tresorerie Generale des Landes- $6,770,000 Payments made in EUR.
France	Department of Essonne			3,900,000						3,900,000	Recette Divisionnaire des Impots de L’Essonne - $1,750,000 SIP Etampes - $1,710,000 Recette Divisionnaire des Impots de Etampes - $440,000 Payments made in EUR.
France	Municipality of Montargis			2,270,000						2,270,000	Service des Impots de Montargis - $2,270,000 Payments made in EUR.
France	Department of Loiret			1,450,000						1,450,000	Direction Regionale Finances Loiret - $1,450,000 Payments made in EUR.
France	Municipality of Melun			1,390,000						1,390,000	Service des Impots Particuliers Melun - $1,390,000 Payments made in EUR.
France	Municipality of Pau			1,600,000						1,600,000	Service des Impots Particuliers de Pau - $1,600,000 Payments made in EUR.
France	Department of Pyrenees Atlantiques			910,000						910,000	Direction Départementale des Finances Publiques (DDFIP) de Pyrenees Atlantiques - $910,000 Payments made in EUR.
France	Municipality of Provins			390,000						390,000	Tresorerie de Provins - $390,000 Payments made in EUR.
France	Municipality of Corbeil Essones			290,000						290,000	Tresorerie de Corbeil-Villabe - $290,000 Payments made in EUR.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]

Additional Notes:

Payments reported in the ESTMA Report reflect gross payments made directly by Vermilion and its subsidiaries, including payments made in the capacity of operator on behalf of partners. Gross payments made by an operator on behalf of Vermilion and its subsidiaries are not included when the operator is a reporting entity under ESTMA or substitutable reporting requirements in another jurisdiction.
Payments made to individual payees are disclosed where those payments meet or exceed CAD $100,000 within one of the payment categories and are rounded to the nearest CAD $10,000. As a result, totals disclosed in Payments by Project and Payments by Payee sections may differ.

When payments were made in currencies other than Canadian dollars, the payments were converted into Canadian dollars using a weighted average of the exchange rates during the period. The weighted average exchange rates used were:
1 EUR = 1.5674 CAD

1 USD = 1.3981 CAD

1 AUD = 0.9083 CAD

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Netherlands	Netherlands	28,770,000	10,000	5,930,000	56,830,000				91,540,000	Payments made in EUR.
Germany	Corporate	84,750,000		190,000					84,940,000	Payments made in EUR.
Germany	Eastern Hannover/East Friesland	14,520,000	890,000	370,000					15,780,000	Payments made in EUR.
Germany	Dümmersee-Uchte	1,100,000	3,620,000	50,000					4,770,000	Payments made in EUR.
Germany	Hannover Gas		2,600,000	20,000					2,620,000	Payments made in EUR.
Canada	Alberta	3,820,000	46,150,000	25,700,000					75,670,000	Royalties of $9,840,000 paid in-kind, the value of in-kind payments was determined using the prevailing commodity prices at the time of transfer.
Canada	Saskatchewan		230,000	14,070,000					14,300,000
Canada	British Columbia		7,130,000	350,000					7,480,000
Ireland	Corrib			1,690,000					1,690,000	Payments made in EUR.
France	Aquitaine Basin		18,780,000	310,000					19,090,000	Payments made in EUR.
France	France	9,360,000		800,000					10,160,000	Payments made in EUR.
France	Paris Basin Chaunoy & Champotran		8,960,000						8,960,000	Payments made in EUR.
France	Paris Basin Essonne		4,180,000						4,180,000	Payments made in EUR.
France	Paris Basin Neocomian		3,730,000						3,730,000	Payments made in EUR.
Australia	Wandoo	10,470,000		1,870,000					12,340,000	Payments made in AUD.
United States of America	Powder River Basin, Wyoming		15,300,000	100,000					15,400,000	Payments made in USD.
Croatia	Croatia		8,230,000	540,000					8,770,000	Payments made in EUR.
Slovakia	Slovakia			220,000					220,000	Payments made in EUR.
Hungary	Hungary		10,000	10,000					20,000	Payments made in EUR.

Additional Notes[3]:

Payments reported in the ESTMA Report reflect gross payments made directly by Vermilion and its subsidiaries, including payments made in the capacity of operator on behalf of partners. Gross payments made by an operator on behalf of Vermilion and its subsidiaries are not included when the operator is a reporting entity under ESTMA or substitutable reporting requirements in another jurisdiction.

When payments were made in currencies other than Canadian dollars, the payments were converted into Canadian dollars using a weighted average of the exchange rates during the period. The weighted average exchange rates used were:

1 EUR = 1.5674 CAD

1 USD = 1.3981 CAD

1 AUD = 0.9083 CAD